UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2018

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 742-5531

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Form of Award Agreement

The Human Resources Committee of the Board of Directors of Helmerich & Payne, Inc. (the “Company”) approved the form of performance share unit award agreement, effective as of December 14, 2018 (the “Performance Share Agreement”), for use in connection with grants of awards of performance share units (the “Performance Share Units”) under the Helmerich & Payne, Inc. 2016 Omnibus Equity Incentive Plan (the “2016 Plan”).

Subject to the restrictions, terms and conditions set forth in the Performance Share Agreement and in the 2016 Plan, the Performance Share Units will vest at the close of a three-year performance period, based upon the achievement by the Company of the performance goals described on Exhibit A of the Performance Share Agreement at various times during such three-year period and the continued employment of the holder of such Performance Share Units throughout such period.

The foregoing description of the Performance Share Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Performance Share Agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

10.1	Form of Performance Share Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.

Date: December 18, 2018	By:	/s/ Debra R. Stockton
Name: Debra R. Stockton
Title: Corporate Secretary